SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

VIVUS, Inc.

(Name of Registrant as Specified In Its Charter)

First Manhattan Co.

First Health, L.P.

First Health Limited

First Health Associates, L.P.

First BioMed Management Associates, LLC

First BioMed, L.P.

First BioMed Portfolio, L.P.

Sarissa Capital Management LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Domestic Fund LP

Michael James Astrue

Rolf Bass

Jon C. Biro

Samuel F. Colin

Alexander J. Denner

Johannes J.P. Kastelein

Melvin L. Keating

David York Norton

Herman Rosenman

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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On May 23, 2013, First Manhattan Co. and its affiliates (collectively, "First Manhattan") issued a press release announcing that they have increased their slate of director nominees for election to the board of VIVUS, Inc. ("Vivus") at Vivus's 2013 annual meeting of stockholders (the "Annual Meeting") to nine, to include Alexander J. Denner, Ph.D., and First Manhattan's two previously announced alternate director nominees, Dr. Rolf Bass and Melvin Keating. A copy of the press release is attached as Exhibit 1.

Also on May 23, 2013, First Manhattan posted additional references to www.ourmaterials.com/VVUS/. Copies of the references are attached as Exhibit 2.

Updated information regarding the Participants in a solicitation of proxies of the stockholders of Vivus in connection with the Annual Meeting is filed herewith as Exhibit 3.